TECHNOLOGY FUNDING VENTURE PARTNERS V,
AN AGGRESSIVE GROWTH FUND, L.P.
2000 Alameda de las Pulgas, Suite 250
San Mateo, California 94403

NOTICE OF MEETING OF LIMITED PARTNERS

To the Limited Partners of TECHNOLOGY FUNDING VENTURE PARTNERS V, AN AGGRESSIVE GROWTH FUND, L.P.:

Notice is hereby given that the Annual Meeting of Limited Partners of Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., (the "Partnership") will be held at 10:00 a.m., local time, on Friday, October 6, 2000, at the Partnership's offices at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California, to consider and vote upon:

1. The election of three Individual General Partners to serve each for a three-year term;
2. The election of two Managing General Partners to serve each for a three-year term;
3. Ratification of the Individual General Partners' selection of KPMG LLP as independent certified public accountants of the Partnership;
4. The amendment of Article 2, Section (n) of the Partnership Agreement to delete references to "Controlling Person" in the definition of "General Partner Overhead;"
5. The amendment of Article 4.01(c) of the Partnership Agreement to remove the limit on reimbursement of operational costs to the Managing General Partners or their affiliates;
6. The amendment of Article 1.03 of the Partnership Agreement to clarify the Partnership's investment objective;
7. Such other matters as may properly come before the Meeting or any adjournment thereof.

This notice and the enclosed proxy statement and form of proxy are first being mailed to Limited Partners on or about August 28, 2000.

You are cordially invited to attend this Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE ENCLOSED PROXY IS BEING SOLICITED BY THE INDIVIDUAL GENERAL PARTNERS.

                   By order of the Individual General Partners,

                   Charles R. Kokesh
                   Chief Executive Officer
                   Technology Funding Inc.

San Mateo, California
Dated: August 28, 2000

TECHNOLOGY FUNDING VENTURE PARTNERS V,
AN AGGRESSIVE GROWTH FUND, L.P.
2000 Alameda de las Pulgas, Suite 250
San Mateo, California 94403

PROXY STATEMENT

August 28, 2000

GENERAL INFORMATION

Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., (the "Partnership") is a limited partnership that was organized under the laws of the State of Delaware on June 26, 1989. The Partnership commenced selling units of limited partnership interests ("Units") in May 1990. On January 2, 1991, the minimum number of Units required to commence Partnership operations (15,000) was sold to persons who became limited partners of the Partnership ("Limited Partners"). The Partnership completed an offering on December 31, 1992, raising a total of $40,000,000 from the sale of 400,000 Units.

The Partnership is managed and administered by three Individual General Partners. The Individual General Partners have exclusive control of the management of the Partnership, provide overall guidance and supervision of the Partnership's operations, and perform the various duties imposed on the boards of directors of business development companies by the Investment Company Act of 1940, as amended (the "Act"). In addition to having general fiduciary duties, the Individual General Partners, among other things, supervise the management arrangements of the Partnership and supervise the activities of the Managing General Partners. Subject to the supervision of the Individual General Partners, the Managing General Partners are responsible for (i) management of the Partnership; (ii) making all decisions regarding the Partnership's venture capital investment portfolio;
(iii) negotiation and structuring of investments in portfolio companies;
(iv) oversight of the portfolio companies including providing, or arranging for the provision of, managerial assistance to portfolio companies; and (v) day-to-day administration of Partnership affairs.

The Partnership's term was extended for a two-year period to December 31, 2000, pursuant to unanimous approval by the Individual General Partners in 1998. In 1999, the Individual General Partners further extended the term of the Partnership to December 31, 2002.

The Partnership's principal investment objectives are long-term capital appreciation from venture capital investments in new and developing companies and preservation of Limited Partner capital through risk management and active involvement with portfolio companies. The Partnership elected to be a business development company under the Act, and operates as a nondiversified investment company as that term is defined in the Act.


SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the Individual General Partners for use at the Annual Meeting of Limited Partners of the Partnership to be held at 10:00 a.m., local time, on October 6, 2000, (the "Meeting") at the Partnership's offices located at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California, and any adjournment thereof. The individual general partners of TFL, a Managing General Partner of the Partnership, have been designated by the Individual General Partners to serve as proxies.

The expenses of soliciting proxies will be paid by the Partnership. Following the original mailing of the proxies, representatives of the Partnership may request brokers, custodians, nominees, and other record holders to forward copies of the proxy to persons for whom they hold Units and to request authority for the exercise of proxies. In such case, the Partnership, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Excluding the costs of printing the proxies, ballots, and return envelopes and postage, the expected cost of this proxy solicitation will be approximately $10,000 to $20,000 including the allocable costs of personnel of the Managing General Partners engaged in preparing the proxy statement, supervising the costs of printing and mailing, tabulating the ballots, and responding to inquiries from Limited Partners.


RECORD DATE

By order of the Individual General Partners, only Limited Partners of record at the close of business on July 31, 2000, are entitled to notice of and will be entitled to vote at the Meeting and any adjournment thereof.


VOTING RIGHTS AND PROCEDURES

Only Limited Partners of record on July 31, 2000, will be entitled to vote at the Meeting. At the close of business on that date, the Partnership had 400,000 Units outstanding and entitled to vote. Limited Partners are entitled to one vote for each Unit held.

Limited Partners may vote in person or by proxy at the Meeting. The enclosed form of proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the choices made by the Limited Partner with respect to each proposal listed on the form of proxy. If a Limited Partner does not specify on the form of proxy how the Limited Partner's Units are to be voted, or if a Limited Partner fails to return a proxy, the Limited Partner, pursuant to Article 14.04 of the Partnership Agreement, shall be deemed to have granted to the Individual General Partners a proxy solely for those matters noted on the form of proxy and the Individual General Partners will vote all such proxies "FOR" each proposal noted on the enclosed form of proxy. Abstentions so marked on any proposal will be recorded as neither a vote for or against any proposal so marked.

If any other matters should be properly presented at the Meeting, the persons designated to serve as proxies will vote on such matters in accordance with a determination by a majority of the members of the Membership Committee, including a majority of the Independent General Partners (as defined below).


REVOCATION AND DISSENTER'S RIGHTS

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the vote pursuant to the proxy. A proxy may be revoked by (i) submitting before or at the Meeting a written revocation of the proxy with the Partnership; (ii) submitting to the Partnership before or at the Meeting a subsequent proxy that is signed by the person who signed the earlier proxy; or (iii) attending the Meeting and casting a contrary vote.

The Partnership is a closed-end, non-trading entity that has elected to operate as a business development company under the Investment Company Act of 1940, as amended. Limited Partners do not have any "dissenter's rights."


OWNERSHIP OF PARTNERSHIP UNITS

To the knowledge of management of the Partnership, as of July 31, 2000, no person owned beneficially more than 5% of the outstanding Units. Except as noted below regarding the direct ownership of 20 Units each by the three Independent General Partners, the General Partners do not own any securities of the Partnership, whether voting or non-voting.


ANNUAL REPORTS

The Partnership's Annual Report on Form 10-K for the year ended December 31, 2000, ("Annual Report") was mailed to all Limited Partners of record as of April 1, 2000, on or about July 3, 2000. The Partnership will provide without charge to each Limited Partner a copy of the Annual Report upon request. Address your request to Client Services by calling toll-free 1-800-821-5323, or by writing Client Services, Annual Reports Section, Attn:
Darrin Abby, at Technology Funding, 460 St. Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505.


PROPOSAL 1 - ELECTION OF INDIVIDUAL GENERAL PARTNERS

All General Partners of the Partnership are elected by the Limited Partners. The three Individual General Partners are Messrs. Crawford, Kitch, and Osborne. The Managing General Partners are Technology Funding Inc. ("TFI") and Technology Funding Ltd. ("TFL"). Generally, the representative for TFL is Mr. Kokesh, and the representative for TFI is Mr. George. As required by the Investment Company Act, a majority of the General Partners must be individuals who are not "interested persons" of the Partnership as defined in the Act. The Securities and Exchange Commission ("SEC") has issued an order declaring that persons serving as Individual General Partners of the Partnership will not be deemed to be "interested persons" of the Partnership, as defined in Section 2(a)(19) of the Act, solely by reason of their being partners of the Partnership and co-partners of one another. Presently, none of the Individual General Partners is an "interested person" of the Partnership. Therefore, the Individual General Partners constitute the Partnership's Independent General Partners. None of the nominees for Individual General Partners have provided in the past five years or provide any services to or receive compensation in any form from the Partnership except as disclosed below, nor have they received any compensation from any other partnerships managed by the Managing General Partners or from the Managing General Partners.

At the Meeting, the Limited Partners will elect three Individual General Partners, each to hold office until the next meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each nominee is presently an Individual General Partner of the Partnership. Each nominee listed below has consented to continue to serve as an Individual General Partner. There are no arrangements or understandings related to the nomination of any of the Individual General Partners except as provided in the Partnership Agreement. If any nominee is not available for election, which is not anticipated, the proxies received will be voted for such substitute nominee as the Individual General Partners may recommend.

Certain information about each nominee is set forth below:

                              Partnership Units    Percentage ownership
Nominee                 Age   beneficially owned   of outstanding Units

Ben H. Crawford         60         20                     *
Harry E. Kitch          53         20                     *
Alfred E. Osborne, Jr.  55         20                     *
*Denotes beneficial ownership of less than 1% of outstanding Units.

Ben H. Crawford, Ph.D., has been an Individual General Partner since 1990 when the Partnership was formed. Since May 1985, Dr. Crawford has owned and managed Horsestead Farms, a horse and cattle operation, and McDowell & Crawford Development, a real estate development company. He is also a licensed auctioneer working with RE/MAX Group. From May 1979 to May 1985, Dr. Crawford was a Professor at Colorado State University.

Harry E. Kitch has been an Individual General Partner since 1990 when the Partnership was formed. Mr. Kitch is the Guidance Development Branch Chief in the Planning and Policy Division, Headquarters, Corps of Engineers, Department of the Army. Mr. Kitch has been with the Corps of Engineers since August 1971, serving in a variety of field and headquarters positions until July 2000 when he assumed his present position. His work has included the assessment of environmental, engineering and economic viability of the projects as well as the project management of major evaluation studies. Currently he is responsible for the development of evaluation procedures and guidelines for all Corps of Engineers projects.

Alfred E. Osborne, Jr. Ph.D., has been an Individual General Partner since 1990 when the Partnership was formed. He is an Associate Professor of Business Economics at the University of California, Los Angeles, and director of the Harold Price Center for Entrepreneurial Studies at the John
E. Anderson Graduate School of Management. He has been at UCLA since 1972. Dr. Osborne also sits on the board of directors of Times Mirror Co., Nordstrom Inc., KZ, Inc., WM Group of Funds, FPA Capital Fund, FPA New Income Fund, and Worldwide Index Funds, as well as several private corporations.

Compensation

Under Article 4.02 of the Partnership Agreement, the Partnership will pay each Individual General Partners compensation for services rendered as follows:

(a) The sum of $6,000 annually in quarterly installments beginning on the commencement date;

(b) The sum of $1,000 for each meeting of the Individual General Partners attended by such Individual General Partner to an annual limit of $8,000;

(c) If a committee is appointed by the Individual General Partners, the sum of $1,000 for each such committee meeting attended; provided, however, that, if such committee meeting is held on the same day as a meeting of the Individual General Partners, the sum paid for attendance at such committee meeting shall be $500 and provided further that the total amount paid in any one year for attendance at committee meetings does not exceed $5,000; and

(d) all out-of-pocket expenses relating to attendance at the meetings, committee or otherwise, of the Individual General Partners.

Under Article 4.02, neither the Managing General Partners nor any of their affiliates shall receive any compensation from the Partnership. Although the Partnership Agreement provides a mechanism by which the Individual General Partners, with the approval of a majority in interest of the Limited Partners, may increase or decrease compensation payable to the Individual General Partners, there have been no changes to the compensation arrangements set forth above. Payment of compensation to an Individual General Partner is not considered a distribution and will not effect his or her right to receive a distribution to which he or she may be entitled as a Limited Partner.

Individual General Partner Compensation for Fiscal Year 1999

                        Aggregate    Pension or  Estimated     Total
Individual              Compensation Retirement  Annual Bene-  Compensation
General                 from the     Benefits    fits upon     from
Partner                 Partnership  Accrued     Retirement    Partnership

Ben H. Crawford         $11,225.00     N/A          N/A        $11,225.00
Harry E. Kitch          $11,164.75     N/A          N/A        $11,164.75
Alfred E. Osborne, Jr.  $9,524.94      N/A          N/A        $9,524.94

Pursuant to Article 7.01(b) of the Partnership Agreement, each Individual General Partner made a capital contribution of $2,000 in cash at the time of his admission to the Partnership, for which that Individual General Partner received an interest in the Partnership of 20 Units. For calendar year 1999, Messrs. Crawford, Kitch, and Osborne each received an allocation of income attributable to their Unit holdings of $308.

Individual General Partner Meetings and Committees

During 1999, the Partnership's Individual General Partners held a total of four meetings. The Partnership does not have a separate audit committee, compensation committee, nominating committee, or any committee performing similar functions since these functions are served by the Individual General Partners as a whole. There were no committee meetings or other special meetings other than the regularly scheduled quarterly Individual General Partner meetings in the last fiscal year.


PROPOSAL 2 - ELECTION OF MANAGING GENERAL PARTNERS

At the Meeting, two Managing General Partners will be elected, each to serve until the next required meeting of Limited Partners and until its successor is elected and qualified or until its earlier resignation or removal. The nominees discussed below have consented to continue to serve as Managing General Partners.

Technology Funding Inc. ("TFI") is a California corporation formed in 1979 to act as a general partner in limited partnerships providing funding to high technology companies. Its address is 2000 Alameda de las Pulgas, Suite 250, San Mateo, California 94403. In conjunction with TFL, TFI has organized and managed 20 limited partnerships in addition to the Partnership. TFI is a registered investment adviser under the Investment Advisers Act of 1940. Mr. Kokesh is the sole director of TFI, and all of the shares of stock of TFI are owned by TFL. TFI and its wholly owned subsidiary, Technology Funding Capital Corp., currently employ approximately 30 persons. The backgrounds and experience of certain senior officers of TFI are outlined in "Key Personnel of the Managing General Partners" below. TFI has been a Managing General Partner of the Partnership since 1990.

Technology Funding Ltd. ("TFL") is a California limited partnership formed in 1980 that serves as co-general partner with TFI in the Technology Funding partnerships. TFL is a registered investment adviser under the Investment Advisers Act of 1940. TFL is the sole shareholder of TFI. TFL has two general partners, Mr. Kokesh and Mr. George, one venture partner, Mr. Bernardoni, and seven limited partners. Mr. Kokesh is the managing general partner of TFL. TFL has been a Managing General Partner of the Partnership since 1990.

Voting Interest in the Managing General Partners

The following table sets forth the voting interests of the general partners of TFL as of July 31, 2000. TFL is the sole shareholder of TFI. Mr. Kokesh may be deemed to be a control person of TFL.

         TFL (1)

Charles R. Kokesh             6 votes
Gregory T. George             2 votes

(1) Under the TFL partnership agreement, all material decisions require the vote of at least 75% of the voting interests. The General Partners' capital, profit, and loss interests are flexible and may vary from the voting percentages set forth above. Limited Partners of TFL have very limited voting rights.

Key Personnel of the Managing General Partners

Charles R. Kokesh, 52, is President, Chief Executive Officer of TFI, and Managing General Partner of TFL. Prior to forming Technology Funding in 1979, Mr. Kokesh was a Vice President of Bank of America where he was responsible for Global Treasury Management Services. Had Proposal 4 been approved and in effect during the years ended December 31, 1999, and December 31, 1998, additional expenses to the Partnership related to the compensation of Mr. Kokesh would have been $168,571 and $182,077, respectively.

Gregory T. George, 52, is a Group Vice President of TFI and a General Partner of TFL. Prior to joining Technology Funding in June 1986, Mr. George was an independent management consultant specializing in the technical and strategic analysis of venture-backed software companies.

Peter F. Bernardoni, 41, is a Vice President of TFI and a Partner of TFL. Prior to joining Technology Funding in February 1988, Mr. Bernardoni served in several capacities with IBM, including design engineer and sales and marketing manager.

Compensation

Over and above their distributive share of Partnership profits, losses, and distributions, the Managing General Partners receive from the Partnership
(i) a management fee equal to 1% per year of the total Limited Partner adjusted capital contributions; and (ii) reimbursement of operational costs of the Partnership incurred by the Managing General Partners or their affiliates in connection with the business of the Partnership.

Managing General Partner Compensation for Fiscal Year 1999

             Aggregate     Pension or  Estimated     Total
Managing     Compensation  Retirement  Annual Bene-  Compensation
General      from the      Benefits    fits upon     from
Partner      Partnership   Accrued     Retirement    Partnership

TFI          $273,980 (2)     N/A          N/A        $273,980 (2)
TFL          $0               N/A          N/A        $0

(2) Compensation from the Partnership to the Managing General Partners is equivalent to the management fees paid in the year ended December 31, 1999.

For fiscal years 1999 and 1998, management fees were $273,980 and $310,355, respectively, and reimbursement of operational costs was $511,710 and $512,063, respectively.

Removal of the Managing General Partners

The Managing General Partners, together, may be removed from the Partnership either (i) by a majority of the Independent General Partners of the Partnership; (ii) by failure to be reelected by the Limited Partners; or (iii) with the consent of a majority in interest of the Limited Partners.

In the event of the removal of the Managing General Partners and the continuation of the Partnership, the Partnership Agreement provides that the venture capital investments held by the Partnership at the time of removal will be valued in a procedure set forth in the Partnership Agreement. With respect to their Partnership interests, the removed Managing General Partners will receive a final allocation of net profit or net loss equal to the net profit or net loss that they would have been allocated pursuant to the Partnership Agreement if all unrealized capital gains and losses of the Partnership were deemed realized and an allocation of net profit or net loss were made at such time.

If the capital accounts of the removed Managing General Partners have a positive balance after the final allocation, the Partnership will deliver a promissory note to the removed Managing General Partners, with a principal amount equal to the amount, if any, by which the positive amount of the removed Managing General Partners' capital accounts exceeds the amount of their capital contributions, bearing interest at the prime rate in effect at the time of removal, with interest payable annually and principal payable, if at all, only from 20% of any available cash before any distributions thereof are made to the Partners. If the capital accounts of the removed Managing General Partners have a negative balance after such allocation, the Managing General Partners will contribute cash to the Partnership equal to that negative balance. The Partnership interests of the removed Managing General Partners will convert to those of Limited Partners and the removed Managing General Partners will continue to receive, as Limited Partners, allocations of net profits and net losses pursuant to the Partnership Agreement and related distributions as provided in the Partnership Agreement.


PROPOSAL 3 - SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

At its meeting held on September 10, 1999, the Individual General Partners of the Partnership selected the firm of KPMG LLP ("KPMG"), independent public accountants, to examine the financial statements of the Partnership. The Partnership knows of no direct or indirect financial interest of KPMG in the Partnership. This appointment is subject to ratification or rejection by the Limited Partners of the Partnership. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of KPMG.

KPMG also acts as independent public accountants for the Managing General Partners and substantially all of the other Technology Funding partnerships and other Technology Funding entities. The fees received by KPMG from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Partnership. The Individual General Partners considered the fact that KPMG has been retained as the independent accountants for the Managing General Partners and the other entities described above in their evaluation of the independence of KPMG with respect to the Partnership.

Representatives of KPMG are not expected to be present at the Meeting and therefore will not have the opportunity to respond to questions from Limited Partners or to make a statement.


PROPOSAL 4 - CONTROLLING PERSON

The Partnership Agreement defines the terms "Controlling Person" and "General Partner Overhead." The term Controlling Person currently means any person, whatever his or her title, who performs functions for the Managing General Partners or their affiliates similar to those of the chairman or member of the board of directors; is a member of executive management, such as the president, executive vice president or senior vice president, corporate secretary, or treasurer; or holds a 5% or more equity interest in the Managing General Partners or their affiliates or a person having the power to direct or cause the direction of the Managing General Partners or their affiliates, whether through the ownership of voting securities, by contract, or any other means. Pursuant to that definition, Charles R. Kokesh, as the Managing General Partner of TFL and President of TFI, currently is a Controlling Person and would have been a Controlling Person for each of the Partnership's fiscal years ended December 31, 1999, and December 31, 1998. No other person was a Controlling Person during those years or is now a Controlling Person.

The term Controlling Person is relevant to the definition of General Partner Overhead which generally means expenses incurred by the General Partners while performing their obligations to the Partnership, such as those expenses customarily incurred by the General Partners for their own accounts and not attributable to the Partnership, and expressly includes the salary and fringe benefits of a Controlling Person.

In his respective roles at TFL and TFI, Mr. Kokesh is responsible for managing those two entities as well as the activities and investments of the Partnership. While his time and salary are tracked and allocated to his respective tasks, the Partnership has not reimbursed TFL or TFI for the portion of Mr. Kokesh's time specifically related to Partnership business. The Partnership receives a significant and material benefit from Mr. Kokesh's expertise and time. Under the definition of those expenses incurred on behalf of the Partnership for which reimbursement is allowable, the Partnership does not pay for this expertise and time since General Partner Overhead is not reimbursable and a Controlling Person's salary and fringe benefits are included in General Partner Overhead.

The Individual General Partners propose to amend the definition of General Partner Overhead to delete references to "Controlling Person" so that the Partnership is permitted to pay for the expertise, time, and management services provided to it by a Controlling Person. If the Limited Partners approve this proposed amendment, the Partnership will incur the expenses related to the management of the activities and investments of the Partnership by Mr. Kokesh and any other Controlling Person. If the proposed change had been effective during the Partnership's past two completed fiscal years, the Partnership would have paid approximately $168,571 in 1999 and $182,077 in 1998 to TFI and TFL for management services provided by Mr. Kokesh to the Partnership.

If this proposal is approved, the Partnership will incur expenses that otherwise would be paid by TFI and TFL. If the proposal is approved, additional expenses to the Partnership for the year ended December 31, 2000, are estimated at approximately $309,000.


PROPOSAL 5 - LIMIT ON REIMBURSEMENT OF OPERATIONAL COSTS

As provided in Article 4.01(c) of the Partnership Agreement, the Partnership reimburses the Managing General Partners for operational costs incurred in connection with the business of the Partnership, including expenses related to the Fund's investments. The amount of reimbursement is limited to 2% of total Limited Partner capital contributions in any year through the first five years of Partnership operations after the closing date and 1% of the Limited Partner capital contributions thereafter. The number and complexity of the investments made by the Partnership require additional time and effort on behalf of the Managing General Partners in order to maximize investment returns to the Limited Partners. The Managing General Partners have been incurring expenses on behalf of the Partnership in excess of the current allowable limit.

The Individual General Partners propose to amend Article 4.01(c) to remove the limit on reimbursement of operational costs to the Managing General Partners. If the Limited Partners approve this proposed amendment, the Partnership will incur additional expenses related to operational costs, including but not limited to: (i) the costs of operations;
(ii) partnership accounting; (iii) investor communications; (iv) investor documentation; (v) legal and tax services; and (vi) any other related operational or administrative expenses necessary for the operation of the Partnership. If this proposal is approved, the amount reimbursed to the Managing General Partners for expenses incurred on behalf of the Partnership will increase.

If the proposed change had been effective during the Partnership's past two completed fiscal years, additional reimbursements charged to the Partnership would have been $259,468 in 1999 and $491,943 in 1998. If the proposal is approved, additional reimbursements charged to the Partnership for the year ended December 31, 2000, are estimated at approximately $620,000.


PROPOSAL 6 - INVESTMENT OBJECTIVE

According to Article 1.03 of the Partnership Agreement, the Partnership's principal investment objective is "to provide the Partners with long-term capital appreciation on their investment." In order to clarify the Partnership's goals and remove any ambiguity, the Managing General Partners would amend this section to state:

"The Partnership's principal investment objective is to maximize long-term capital appreciation for the Limited Partners until the date the Partnership is dissolved."

This change makes it clear that the Managing General Partners are focused on maximizing returns to Limited Partners up to and including the final day of the Partnership's active operation.


OTHER MATTERS

The Individual General Partners do not presently intend to bring any other business before the Meeting and, so far as it is known to the Individual General Partners, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in the respect thereof in accordance with the judgment of the persons voting such proxies.


ADDITIONAL INFORMATION

Limited Partner Status
The Partnership Agreement provides that the Limited Partners of the Partnership are prohibited from exercising certain rights of limited partners, including the right to elect General Partners, to approve certain Partnership matters, and to amend the Partnership Agreement, unless prior to the exercise of such rights, counsel for the Partnership has delivered to the Partnership an opinion to the effect that neither the existence of such rights nor the exercise thereof will violate the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware, as amended, or the applicable laws of the other jurisdictions in which the Partnership is then formed or qualified, or will adversely affect the classification of the Partnership as a partnership for federal income tax purposes. Prior to the Meeting, counsel to the Partnership will have delivered a favorable opinion to the Partnership with respect to the foregoing. In rendering such opinion, counsel for the Partnership expects to rely as to matters of Delaware law upon the opinion of special Delaware counsel to the Partnership.


LIMITED PARTNER PROPOSALS

Any Limited Partner proposal submitted to the Partnership for inclusion in the Partnership's proxy statement and form of proxy relating to the Partnership's next meeting of the Limited Partners, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Partnership at the Partnership's principal executive offices 120 days or a reasonable length of time prior to the date the Partnership mails proxy materials for the meeting in order for the proposal to be considered at that meeting. Any such proposal must comply in all respects with the applicable rules and regulations under the Exchange Act.

In order for proposals made outside Rule 14a-8 of the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Partnership at the Partnership's principal executive offices a reasonable length of time prior to the date the Partnership mails the proxy materials for the meeting for consideration at that meeting.

The proxies solicited by the Partnership will confer general discretionary authority with regard to such matters for which the Partnership did not receive notice within a reasonable time period. The Partnership will more specifically advise the Limited Partners when to submit proposals for the next meeting in future reports filed under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership files annual and quarterly reports, proxy statements, and other information with the U.S. Securities and Exchange Commission. The Partnership's filings with the SEC are available to the public through the SEC's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") accessible through the SEC's web site at: http://www.sec.gov. Limited Partners also may read and copy any report, statement, or other information that the Partnership has filed with the SEC at the SEC's public reference rooms at the following locations:

Public Reference Room
450 Fifth Street, N.W.
Washington, D.C. 20549

New York Regional Office
7 World Trade Center
Suite 1300
New York, NY 10048

Chicago Regional Office
500 West Madison Street
Suite 1400
Chicago, IL 60661-2511

Call the SEC at 1-800-SEC-0330 for more information on obtaining information from the SEC's public reference rooms.

The SEC allows the Partnership to incorporate by reference information into this proxy statement, meaning the Partnership can disclose important information by referring Limited Partners and others who read this proxy statement to other documents that the Partnership has filed with the SEC. The Partnership incorporates by reference the document listed below:

The Partnership's annual report on Form 10-K, filed on March 30, 2000, file number 814-00082.


ALL LIMITED PARTNERS ARE URGED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT ATTENTION TO THIS MATTER WILL AVOID COSTLY FOLLOW-UP CORRESPONDENCE. THANK YOU FOR YOUR ASSISTANCE.

ANNEX A

Article 2, Section (n) of the Partnership Agreement currently reads as follows:

(m) "General Partner Overhead" means those customary and routine expenses incurred by the Managing General Partners (excluding all Organizational and Offering Expenses) in performing their obligations to the Partnership, including: (i) rent or depreciation, utilities, property taxes, and the cost of capital equipment unless acquired primarily for the benefit of the Partnership; (ii) expenses of a general and administrative nature that are customarily incurred by the General Partners for their own accounts and are not attributable to the Partnership; and (iii) salaries and fringe benefits incurred by or allocated to any Controlling Person of the General Partners or their Affiliates. For purposes of this subsection, "Controlling Person" is any Person, whatever his or her title, who performs functions for the Managing General Partners or their Affiliates similar to those of the chairman or member of the board of directors; executive management, such as the president, executive vice president or senior vice president, corporate secretary, or treasurer; or who holds a 5% or more equity interest in the Managing General Partners or their Affiliates or a Person having the power to direct or cause the direction of the Managing General Partners or their Affiliates, whether through the ownership of voting securities, by contract, or otherwise.

As amended by Proposal 4, Article 2, Section (n) would read as follows:

(m) "General Partner Overhead" means those customary and routine expenses incurred by the Managing General Partners (excluding all Organizational and Offering Expenses) in performing their obligations to the Partnership, including: (i) rent or depreciation, utilities, property taxes, and the cost of capital equipment unless acquired primarily for the benefit of the Partnership; and (ii) expenses of a general and administrative nature that are customarily incurred by the General Partners for their own accounts and are not attributable to the Partnership.


ANNEX B

Article 4.01(c) currently reads as follows:

(c) Reimbursement of Operational Costs. The Partnership shall reimburse the Managing General Partners or their Affiliates for Operational Costs incurred by the Managing General Partners or their Affiliates in connection with the business of the Partnership, including without limitation expenses related to the selection of Portfolio Companies or to proposed investments, even if the proposed investments ultimately are not undertaken by the Partnership. The Management Fee compensates the Managing General Partners solely for General Partner Overhead and is in addition to the reimbursement of actual Operational Costs. The Partnership may not pay or reimburse the General Partners for Operational Costs that aggregate more than 2.0% of total Limited Partner Capital Contributions in any of the first five years of Partnership operations or more than 1.0% of Limited Partner Capital Contributions in any year of Partnership operations thereafter.

As amended by Proposal 5, Article 4.01(c) would read as follows:

(c) Reimbursement of Operational Costs. The Partnership shall reimburse the Managing General Partners or their Affiliates for Operational Costs incurred by the Managing General Partners or their Affiliates in connection with the business of the Partnership, including without limitation expenses related to the selection of Portfolio Companies or to proposed investments, even if the proposed investments ultimately are not undertaken by the Partnership. The Management Fee compensates the Managing General Partners solely for General Partner Overhead and is in addition to the reimbursement of actual Operational Costs.

ANNEX C

Article 1.03 of the Partnership Agreement currently reads as follows:

1.03 Purpose. The Partnership is authorized and empowered to elect to operate, and to operate, as a business development company under the Investment Company Act of 1940, as amended. The Partnership's principal investment objective is to provide the Partners with long-term capital appreciation on their investment. The Partnership will seek to accomplish this objective by making venture capital investments in new and developing companies that the "Managing General Partners," as hereinafter defined, believe offer significant long-term growth possibilities and by providing those companies with active management assistance where warranted. The Partnership will also seek to achieve this objective by investing in established companies that the Managing General Partners believe offer special opportunities for growth. The Partnership will also seek to preserve Limited Partner capital through risk management and active participation with Portfolio Companies. Generation of current income or tax benefits will not be primary factors in the selection of investments.

As amended by Proposal 6, Article 1.03 would read as follows:

1.03 Purpose. The Partnership is authorized and empowered to elect to operate, and to operate, as a business development company under the Investment Company Act of 1940, as amended. The Partnership's principal investment objective is to maximize long-term capital appreciation for the Limited Partners until the date the Partnership is dissolved. The Partnership will seek to accomplish this objective by making venture capital investments in new and developing companies that the "Managing General Partners," as hereinafter defined, believe offer significant long-term growth possibilities and by providing those companies with active management assistance where warranted. The Partnership will also seek to achieve this objective by investing in established companies that the Managing General Partners believe offer special opportunities for growth. The Partnership will also seek to preserve Limited Partner capital through risk management and active participation with Portfolio Companies. Generation of current income or tax benefits will not be primary factors in the selection of investments.

TECHNOLOGY FUNDING VENTURE PARTNERS V,
AN AGGRESSIVE GROWTH FUND, L.P.
PROXY FOR MEETING OF LIMITED PARTNERS October 6, 2000

PROXY SOLICITED BY THE MANAGEMENT COMMITTEE OF THE PARTNERSHIP

The undersigned hereby appoints Charles R. Kokesh and Gregory T. George or either of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of the Limited Partners of Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., (the "Partnership") to be held at the Partnership's offices at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California at 10:00 a.m. local time, on October 6, 2000, and any adjournment thereof, and to vote the number of Units of limited partnership interest in the Partnership the undersigned would be entitled to vote if personally present in the following matters:

1. ELECTION OF THREE INDIVIDUAL GENERAL PARTNERS to serve each for a three-year term.

   FOR all nominees listed below
  (except as marked to the contrary below):                       [     ]

   WITHHOLD AUTHORITY to vote for all nominees listed below:      [     ]

   Nominees:  Ben H. Crawford, Ph.D., Harry E. Kitch,
              Alfred E. Osborne, Jr. Ph.D.

   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name(s) below.)
   _____________________________________

2. ELECTION OF TWO MANAGING GENERAL PARTNERS to serve each for a three-year term.

   FOR all nominees listed below
   (except as marked to the contrary below):                       [     ]

   WITHHOLD AUTHORITY to vote for all nominees listed below:       [     ]

Nominees:    Technology Funding Inc., Technology Funding Ltd.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name(s) below):
   _____________________________________

3. RATIFICATION OF THE SELECTION OF KMPG LLP as independent certified public accountants of the Partnership.

   FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

4. AMEND SECTION 2(n) OF THE PARTNERSHIP AGREEMENT to delete references to "Controlling Person" in the definition of "General Partner Overhead."

   FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

5. AMEND SECTION 4.01 (c) OF THE PARTNERSHIP AGREEMENT to remove the limit on reimbursement of operational costs to the Managing General Partners or their affiliates.

   FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

6. AMEND SECTION 1.03 OF THE PARTNERSHIP AGREEMENT to clarify the
Partnership's investment objective.

   FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

7. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

The Management Committee recommends a vote FOR all Proposals 1, 2 , 3, 4, 5, and 6 above. This proxy will be voted as directed. If a Limited Partner does not specify on the form of proxy how the Limited Partner's Units are to be voted, or if a Limited Partner fails to return a proxy, the Limited Partner, pursuant to Section 14.04 of the Partnership Agreement, shall be deemed to have granted to the Management Committee a proxy solely for those matters noted on the form of proxy and the Management Committee will vote all such proxies "FOR" each proposal noted on the enclosed form of proxy. Abstentions so marked on any proposal will be recorded as neither a vote for or against any proposal so marked.

PROXY INSTRUCTIONS
1.  Please sign exactly as the name or names appear hereon.
2. If Units of limited partnership interest are held jointly by two or more persons, each joint holder should sign the proxy.
3. A proxy executed by a corporation should be signed in its name by an authorized officer.
4. Person signing as executors, administrators, trustees and partners should so indicate when signing.

Dated:__________________, 2000

By signing below, the undersigned hereby acknowledges receipt of the Proxy Statement and the 1999 Annual Report.

Signature(s)_____________________________________

            _____________________________________

If the information on the mailing label is not correct, please make changes below:

Social Security #:  ______ -  _____ - ____________

Address:    ___________________________
            ____________________________


PLEASE MARK, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

YOUR VOTE MUST BE RECEIVED PRIOR TO THE INITIAL MEETING OF LIMITED PARTNERS TO BE HELD ON OCTOBER 6, 2000.

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